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                                                                    Exhibit 24.3


                                POWER OF ATTORNEY

I hereby constitute and appoint Gus Constantin, Bryant Tong and David Brunton, and each of them, as attorneys-in-fact, each with the power of substitution, for me in any and all capacities, to sign any amendment to the Registration Statement filed by ReSourcePhoenix.com, Inc. (File No. 333-84589) including post-effective amendments and registration statements filed pursuant to Rule 462 and otherwise, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as I might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.




September 8, 1999                                /s/ GLENN MCLAUGHLIN
                                       -----------------------------------------
                                                     Glenn McLaughlin